Exhibit 3.3

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697		Jane Nelson Secretary of State
Office of the Secretary of State

October 08, 2025

Capitol Services Inc

P O Box 1831

Austin, TX 78767 USA

RE: Rare Earths Americas, Inc.
File Number: 806250942

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It has been our pleasure to approve and place on record the filing instrument effecting a conversion. The appropriate evidence is attached for your files. Payment of the filing fee is acknowledged by this letter.

If we can be of further service at any time, please let us know.

Sincerely,

Corporations Section

Business & Public Filings Division

(512) 463-5555

Enclosure

Phone: (512) 463-5555 Prepared by: Erin Rose	Come visit us on the Internet at https://www.sos.texas.gov Fax: (512) 463-5709 TID: 10337	Dial: 7-1-1 for Relay Services Document: 1524924180002

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697		Jane Nelson Secretary of State
Office of the Secretary of State

CERTIFICATE OF CONVERSION

The undersigned, as Secretary of State of Texas, hereby certifies that a filing instrument for

Rare Earths Americas Ltd.

File Number: [Entity not of Record, Filing Number Not Available]

Converting it to

Rare Earths Americas, Inc.
File Number: 806250942

has been received in this office and has been found to conform to law. ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing the acceptance and filing of the conversion on the date shown below.

Dated: 10/08/2025

Effective: 10/15/2025 10:59 pm

Jane Nelson Secretary of State

Phone: (512) 463-5555 Prepared by: Erin Rose	Come visit us on the Internet at https://www.sos.texas.gov Fax: (512) 463-5709 TID: 10340	Dial: 7-1-1 for Relay Services Document: 1524924180002

CER

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697		Jane Nelson Secretary of State
Office of the Secretary of State

CERTIFICATE OF FILING

OF

Rare Earths Americas, Inc.

File Number: 806250942

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Formation for the above named Domestic For-Profit Corporation has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

The issuance of this certificate does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated: 10/08/2025

Effective: 10/15/2025 10:59 pm

Jane Nelson Secretary of State

Phone: (512) 463-5555 Prepared by: Erin Rose	Come visit us on the Internet at https://www.sos.texas.gov Fax: (512) 463-5709 TID: 10306	Dial: 7-1-1 for Relay Services Document: 1524946790001

Form 647 (Revised 12/23) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512-463-5555 FAX: 512-463-5709 Filing Fee: See instructions	Certificate of Conversion of a Foreign Entity Converting to a Texas Filing Entity	This space reserved for office use. FILED In the Office of the Secretary of State of Texas OCT 0 8 2025 Corporations Section

Converting Entity Information

The name of the converting entity is:	Rare Earths Americas Ltd.

The jurisdiction of formation of the converting entity is:	Cayman Islands

The converting entity is a: (Select the appropriate entity type from the list shown below.)

For-Profit Corporation	Limited Liability Company
Nonprofit Corporation	Professional Limited Liability Company
Professional Corporation	Limited Partnership
Professional Association	Cooperative Association
Other:	General Partnership
Specify type of entity.

The date of formation of the converting entity is:	February 28, 2025

The file number, if any, issued to the converting entity is:

Converted Entity Information

The foreign entity named above is converting to a filing entity formed under the Texas Business Organizations Code. The name of the converted entity is:

Rare Earths Americas, Inc.
(Name of entity after the conversion must include an organizational identifier for the entity type selected below.)

The converted entity will be formed under the laws of Texas.

The converted entity is a: (Select the appropriate entity type from the list shown below.)

For-Profit Corporation	Limited Liability Company
Nonprofit Corporation	Professional Limited Liability Company
Professional Corporation	Limited Partnership
Professional Association	Cooperative Association

Form 647	Page 4 of 3

Plan of Conversion or Alternative Statements

The plan of conversion is attached.

If the plan of conversion is not attached, the following statements must be completed.

In lieu of attaching the plan of conversion, the converting entity certifies to the following statements by providing an address in Items 1 and 2.

1.	A signed plan of conversion is on file at the principal place of business of the converting entity. The address of the principal place of business of the converting entity is:

250 Fillmore St Suite 150	Denver	CO	USA	80206
Street or Mailing Address	City	State	Country	Zip Code

2.	A signed plan of conversion will be on file after the conversion at the principal place of business of the converted entity. The address of the principal place of business of the converted entity is:

250 Fillmore St Suite 150	Denver	CO	USA	80206
Street or Mailing Address	City	State	Country	Zip Code

A copy of the plan of conversion will be furnished on written request without cost by the converting entity before the conversion or by the converted entity after the conversion to any owner or member of the converting entity or converted entity.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

Certificate of Formation for the Converted Entity

The certificate of formation for the converted Texas filing entity is attached to this certificate of conversion as an attachment or exhibit to either (i) the plan of conversion or (ii) this certificate if the plan has not been attached to the certificate of conversion. The certificate of formation includes a statement that the converted entity is formed under a plan of conversion and the name, address, date of formation, prior form of organization, and jurisdiction of formation of the converting entity.

Approval of the Plan of Conversion

The plan of conversion has been approved as required by the laws of the jurisdiction of formation and the governing documents of the converting entity.

Form 647	Page 1 of 3

Effectiveness of Filing (Select either A, B, or C.)

A. This document becomes effective when the document is accepted and filed by the secretary of state.

B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: 10:59 p.m. Central Time on October 15, 2025.

C. This document takes effect upon the occurrence of the future event or fact, other than the passage of time.

The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Tax Certification

Attached hereto is a certificate from the Texas Comptroller of Public Accounts that certifies the converting entity is in good standing for purposes of conversion.
OR
In lieu of providing the tax certificate, the converted entity is liable for the payment of any required franchise taxes.

Executive

The undersigned signs the document subject to the penalties imposed by law for submission of a materially false or fraudulent instrument. The undersigned certifies that the statements contained herein are true and correct, and that the person signing is authorized under the provisions of the Texas Business Organizations Code, or other law applicable to and governing the converting entity, to execute the filing instrument.

Date:	October 8, 2025
		By:	Rare Earths Americas Ltd.
Name of converting entity (see instructions)

/s/ Donald Swartz
Signature of authorized person (see instructions)

Donald Swartz, Chief Executive Officer
Name and title of authorized person (see instructions)

Form 647	Page 2 of 3